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                                                                    Exhibit 99.2

                        Greenwich Capital Markets, Inc.
                       Legend on Computational Materials


This information is furnished to you solely by Greenwich Capital Markets, Inc. ("GCM") and not by the Issuer of the securities or any of its affiliates. GCM is acting as underwriter and not as Agent for the issuer or its affiliates in connection with the proposed transaction.

The information contained herein has been prepared solely for the use of Greenwich Capital Markets, Inc. and has not been independently verified by Greenwich Capital Markets, Inc. Accordingly, Greenwich Capital Markets, Inc. makes no express or implied representations or warranties of any kind and expressly disclaims all liability for any use or misuse of the contents hereof. Greenwich Capital Markets, Inc. assumes no responsibility for the accuracy of any material contained herein.

The information contained herein will be superseded by the description of the mortgage loans contained in the prospectus supplement. Such information supersedes the information in all prior collateral term sheets, if any.